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                      LICENSE AGREEMENT


THIS AGREEMENT effective as of the 15 day of June, 1995, by and between FIBERCHEM, INC., a Delaware corporation (hereinafter called "FCI"), having a place of business at 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119, and TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation, acting by and through its Materials & Controls Group (hereinafter called "TI" ), having a place of business at 34 Forest Street, Attleboro, Massachusetts 02703.

                     W I T N E S S E T H

     WHEREAS, TI is engaged in the design, development, engineering and manufacture of controls and sensors using solid state (and electro-mechanical) technology and processes.

     WHEREAS, TI markets products to a variety of applications, including appliance, automotive, consumer and HVAC customers.

     WHEREAS, FCI is engaged in the design, development, engineering, manufacturing, marketing and sale of fiber optic chemical sensors ("FOCS").

     WHEREAS, TI and FCI (collectively, the "Parties" and individually, as each "Party") entered into an agreement ("Initial Agreement") for designing and developing FOCS effective December 17, 1991, that was amended by the Parties on May 18, 1994.

     WHEREAS, the Initial Agreement, as amended and extended by the May 31, 1995 minutes of the Managing Committee, which extended the applicable milestones, terminates on June 15, 1995.

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     WHEREAS, FCI has the right to grant and is willing to
grant licenses under patents as set forth on Schedule A attached hereto ("FCI Patent Rights") concerning FOCS.

     WHEREAS, TI wishes to obtain an exclusive license under the FCI Patent Rights upon the terms and conditions hereinafter set forth.

     WHEREAS, TI has the right to grant and is willing to grant licenses under patents as set forth on Schedule B attached hereto ("TI Patent Rights") concerning FOCS. Further, TI is willing to sell products to FCI.

     WHEREAS, FCI wishes to obtain a non-exclusive license under the TI Patent Rights and to purchase products upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, it is agreed:

1.0 DEFINITIONS

     1.1 "Licensed Product" shall mean fiber optic chemical sensors including waveguide sensors incorporating a chemically active material (collectively "FOCS").

     1.2 "TI Field of Use" shall mean (OMITTED AND FILED SEPARATELY WITH THE S.E.C. PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.) FOCS for all applications and (OMITTED AND FILED SEPARATELY WITH THE S.E.C. PURSUANT
         TO A REQUEST FOR CONFIDENTIAL TREATMENT.) FOCS solely for automotive and HVAC applications. Other products or applications may be added by the Parties as mutually agreed upon, on a product by product and/or amendment of "Field of Use" basis.

     1.3 "FCI Field of Use" shall mean any FOCS not now or in the future included in TI Field of Use.


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     1.4 "Improvement Patents" shall mean any and all developments made during the term and arising from the Product
         Development Agreement between the parties hereto dated June 15, 1995 and any developments based upon either FCI Patent Rights or TI Patent Rights
         (collectively the "Parties Patents Rights") including, but not limited to, any and all patent applications, patents, or continuations, continuations-in-part or divisionals and reissues thereof, relating to Licensed Products .

     1.5 "TEXAS INSTRUMENTS" shall include any individual, partnership, joint venture association, trust, unincorporated organization (subsidiary, division, etc.), or corporation that directly or indirectly controls or is controlled by or is under common control with TI, whether such control is exercised through the ownership of equity securities, by contract, or otherwise.

     1.6 "FIBERCHEM" shall include any individual, partnership, joint venture association, trust, unincorporated organization (subsidiary, division, etc.), or corporation that directly or indirectly controls or is controlled by or is under common control with FCI, whether such control is exercised through the ownership of equity securities, by contract, or otherwise.

     1.7 "FCI Patent Rights" shall mean all of the following intellectual property as of the date of this Agreement related to the Licensed Products:

         a. Patents and applications as set forth in Schedule A.

         b. Disclosures and patent applications filed and patents issued from such applications including divisionals, continuations, continuations-in-part and reissues.


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         c. Foreign patent applications filed and foreign patents
            issued or registered.

     1.8 "TI Patent Rights" shall mean all of the following intellectual property as of the date of this Agreement related to the Licensed Products:

         a.  Patents and applications as set forth in Schedule B.

         b. Disclosures and patent applications filed and patents issued from such applications including divisionals, continuations, continuations-in-part and reissues.

         c. Foreign patent applications filed and foreign patents issued or registered.

     1.9 "Technical Information" shall mean any information relevant to the development and production of Licensed Product(s) including but not limited to patents, know-know, feasibility study information testing and reliability information, designs, specifications, documentation, drawings, computer programs, prototypes and all other confidential information whether in written or oral form.

    1.10 "Licensee" shall mean the Party who is granted the (any) license pursuant to Section 3.

    1.11 "Licensor" shall mean the Party who grants the (any) license pursuant to Section 3.

    1.12 "Party" or "Parties" shall mean either FCI and/or TI.

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2.0 WARRANTIES

     2.1 FCI and TI warrant that they have full power and authority to execute, deliver and perform this Agreement and that the provisions of this Agreement do not conflict with any other agreements to which FCI or TI is a party or is bound.

     2.2 FCI and TI make no warranty as to the Patent Rights, Improvement Patents and Technical Information provided hereunder other than each warrants that:

         a. It owned, now owns and will own, free and clear from contractual and any other restrictions that will not allow it to perform as provided under this Agreement, all of its Patent Rights, Improvement Patents, and Technical
            Information licensed hereunder; and

         b. Nothing has come to their attention that any of their Patent Rights, Improvement Patents or Technical Information furnished to the other prior to the signing of this Agreement by both parties infringes upon any third party rights or that there is pending or threatened claim or litigation contesting the rights with respect to any of their Patent Rights, Improvement Patents or Technical Information.

3.0 LICENSE GRANT

     3.1 FCI hereby grants to TI and TI hereby accepts from FCI, upon the terms and conditions hereinafter specified, an exclusive license to practice the inventions set forth in the FCI Patent Rights (including Improvement Patents and needed
         Technical Information) in the United States and the rest of the world for the TI Field of Use to make, have made, use and sell Licensed Products to the full end of the terms for which

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         the Patent Rights are issued, unless sooner terminated as
         hereinafter provided.

     3.2 The license granted hereunder is personal to TI (as defined in Section 1.5) and does not include any right to license others except that TI may license unrelated third parties to make or manufacture Licensed Products for subsequent distribution and/or sale by TI, provided that any such third party agrees to preserve and maintain the confidentiality of the Technical Information provided to it for such purposes. Further, in the event TI has not paid royalties to FCI as provided herein within two years after the termination of the Development Agreement between the Parties effective June 15, 1995, FCI shall have the right to convert TI's exclusive license set forth above to a nonexclusive license.

     3.3. TI hereby grants to FCI and FCI hereby accepts from TI upon the terms and conditions hereinafter specified a nonexclusive license to practice the inventions set forth in the TI Patent Rights (including Improvement Patents and needed Technical Information) in the United States and the rest of the world for FCI Field of Use to make, have made, use and sell Licensed Product to the full end of the terms for which the TI Patent Rights are issued unless sooner terminated as hereinafter provided.

     3.4 The license granted hereunder is personal to FCI (as defined in Section 1.6) and does not include any right to license others except that FCI may license unrelated third parties to make or manufacture Licensed Products for subsequent distribution and/or sale by FCI provided that any such third party agrees to preserve and maintain the confidentiality of the Technical Information provided to it for such purposes.

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4.0 IMPROVEMENTS PATENTS

     4.1 FCI agrees to promptly notify TI of any FCI Improvement
         Patents and FCI shall have the right to include any Improvement Patents as an integral part of the FCI Patent Rights to the extent that FCI has assignable rights therein.

     4.2 TI agrees to promptly notify FCI of any TI Improvement
         Patents and TI shall have the right to include any Improvement Patents as an integral part of the TI Patent
         Rights to the extent that TI has assignable rights therein.

5.0 ROYALTIES, RECORDS AND REPORTS

     5.1 For the rights and privileges granted under the license from FCI to TI, TI shall pay FCI in the manner hereinafter provided, to the end of term of the FCI Patent Rights or as earlier terminated as provided herein:

            A royalty of five percent (5%) of Net Sales of Licensed Products (hereinafter called "Royalties") made, used or sold by TI in the United States and the rest of the world (where appropriate patents have been filed) which come within the scope of an unexpired, valid claim in the FCI Patent
            Rights.

         Royalties shall be due and payable only when such Licensed Products are sold and invoiced by TI and shall be paid as provided in Section 5.4 of this License Agreement. No multiple royalties shall be payable to FCI because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one FCI Patent Rights patent under this Agreement.

         No royalties shall be payable on TI sales of electronics,

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         housings or anything else as part of a composite unit in
         addition to the FOCS component. Royalties are only payable on the FOCS component.

     5.2 For the rights and privileges granted under the License from TI to FCI, FCI shall pay TI in the manner hereinafter provided, to the end of term of the TI Patent Rights or as earlier terminated as provided herein:

            A royalty of two percent (2%) of Net Sales of Licensed Products (hereinafter called "Royalties") made, used or sold by FCI in the United States and the rest of the world
            (where appropriate patents have been filed) which come within the scope of an unexpired, valid claim in the TI Patent Rights.

         Royalties shall be due and payable only when such Licensed Products are sold and invoiced by FCI and shall be paid as provided in Section 5.4 of this License Agreement. No multiple royalties shall be payable to TI because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one TI Patent Rights patent under this Agreement.

         No royalties shall be payable on FCI sales of electronics, housings or anything else as part of a composite unit in addition to the FOCS component. Royalties are only payable on the FOCS component. Additionally, Royalties shall only be paid by FCI to TI if TI provides a "volume base" or has paid for the tooling for Licensed Product or the Licensed Product is not purchased from TI.

     5.3 Licensee shall keep full, true and accurate information which may be necessary for the purpose of showing the amount payable to Licensor by way of Royalties as set forth in

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         Section 5.1 and 5.2 above. Said books of accounts shall be kept by Licensee at the usual places where its like books are kept. Said books shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain for the inspection of an independent certified public accountant, to whom Licensee shall have no reasonable objection, retained by Licensor at Licensor cost for the purpose of verifying Licensee's royalty statement.

     5.4 Licensee, within sixty (60) days after the end of each calendar quarter during the term of this Agreement shall deliver to Licensor a true and accurate report, at the address set forth in
         Section 12.2 hereof, stating the quantities of Licensed Products sold by Licensee under the license for the preceding three
         (3) months, and the computation of Royalties thereon. The computation and report shall indicate the number of Licensed Products sold and the Net Sales of Licensed Products. Simultaneously with the delivery of each such report, Licensee shall pay to Licensor the Royalties, due in US dollars for the period covered by such report. If no Royalties are due, it shall be so reported.

     5.5 The term "Net Sales" shall mean the gross invoice value of Licensed Products less returns, sales taxes, cost of shipping insurance, cost of freight, cost of packing, or other transportation charges and quantity discounts given to customers, but only if such returns, taxes, costs, charges and discounts are expressly stated and separately invoiced as may be readily determined by generally acceptable accounting practices: provided; however, that the Licensed Products sold by any Party shall not be regarded as sold for computation of Net Sales until sold by such Party to a third Party. In the event that a Licensed Product is sold as a part of a composite unit for which a Party is not otherwise obligated to pay Royalties to the other Party, and if, as a composite unit, the

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         Licensed Product does not have a separate invoiced selling price, then for the purposes of computing Royalties, Net Sales of such Licensed Product shall be equal to the established current Net Sales for such Licensed Product when sold or invoiced as a separate unit. If an established current Net Sales or an individual basis is unavailable , then the Net Sales shall be based on the pro rata share of Licensed Product cost as compared to composite unit cost.

     5.6 It is expressly understood and agreed by the parties hereto that all computations relating to determination of the amounts of Royalties due and payable pursuant to this Agreement shall be made in accordance with recognized and generally accepted accounting principles as reflected in the practice of certified independent public accountants.

6.0 TERM

     6.1 This agreement shall become effective on the date of signing by both Parties and unless terminated as provided in Section 7 below, shall remain in effect until the expiration of the last patent of TI Patent Rights or FCI Patent Rights.

7.0 TERMINATION AND EFFECT OF TERMINATION

     7.1 This Agreement may be terminated as follows:

         (a) By mutual consent of FCI and TI properly authorized by an officer of the respective company.

         (b)  By one Party giving written notice to the other Party of its

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              intent to terminate, while stating with specificity the
              grounds therefor, in the event that the other party fails to perform or otherwise breaches any material obligations hereunder. The Party so notified shall have sixty (60) days after receipt of the notice to cure the breach or seek legal redress. In no event shall such notice of intention to terminate be deemed to waive any right to damages or any other remedy which the Party giving the notice may have as a consequence of such failure of such breach.

     7.2 In the event that this Agreement is finally terminated (i.e., by operation of the present terms or legal decree):

         a. "Licensee" shall have the right to dispose of all the Licensed Products coming under the terms of this Agreement, to utilize all inventory then on hand to produce such Licensed Products, and to complete all orders for Licensed Products then on hand. Royalties shall be paid with respect to said Licensed Products as though this Agreement had not been terminated.

         b. Both Parties hereto shall be released from all obligations and duties imposed or assumed hereunder except as expressly provided to the contrary in this Agreement.

8.0 INFRINGEMENT BY THIRD PARTIES

     8.1 Each party shall promptly advise the other of any infringement of the Patent Rights or any other rights granted under this Agreement of which it becomes aware.

     8.2 Licensor shall have the right, but shall not be obligated, to institute and prosecute at its own expense, suits for infringement of its Patent Rights. In such event, all recoveries

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         obtained by such suit by Licensor shall accrue to and shall be the property of Licensor.

     8.3 If within six (6) months after having been notified of any alleged infringement, Licensor shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Licensor shall notify Licensee at any time prior thereto of its intention not to bring suit against any alleged infringer for the Field of Use, then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent
         Rights for the Field of Use, and Licensee may, for such purposes, use the name of Licensor as party plaintiff. In the event that Licensee does initiate prosecution of said infringement suit, Licensee shall be entitled to offset any and all future Royalties against fees associated with the suit. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Licensor, which consent shall not unreasonably be withheld. In such event, all recoveries obtained by such suit shall be applied in the below listed order of priority:

         a. First, to reimburse Licensee any costs or expense paid to third parties that have not been previously offset against Royalties owing to Licensor;

         b. Next, to Licensor, to the extent of any Royalties previously offset as set forth above;

         c.  Thereafter, divided between Licensee and Licensor.

     8.4 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against Licensee, Licensor, at its option, shall have

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         the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

     8.5 In any infringement suit that either party may institute to enforce the respective Patent Rights pursuant to the Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

9.0 INFRINGEMENT CLAIMS BY THIRD PARTIES

     9.1 In the event of any threatened or actual suits against Licensee in consequence of the exercise of the licenses granted herein, Licensee shall promptly inform Licensor and the parties shall jointly decide on steps to be taken under the circumstances. If the parties are unable to agree on a mutually acceptable course of action with respect to the defense of any such claim within sixty (60) days after it is first brought to the attention of Licensor, then

         9.1.1 Licensor shall be responsible for the defense of such action and shall bear the cost and expense thereof to the extent that the alleged infringement is based on allegations that the Patent Rights owned solely by Licensor are invalid or infringe on the rights of the claimant, but Licensee shall be entitled to be represented in any such proceeding by independent counsel of its choosing at its own cost and expense; otherwise, each party shall bear its own costs, expenses, and attorney's fees incurred in appearing in and defending any such action or proceeding.

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        9.1.2  In the event that Licensor takes no action as set forth in 9.1.1 above, Licensee shall be entitled to suspend (but shall continue to accrue) Royalties that accrue with respect to Net Sales of Licensed Products made from and after the date on which a civil action is commenced by the claimant in a court of competent jurisdiction seeking to prevent alleged infringement based on allegations that the Patent Rights owned solely by Licensor are invalid or infringe on the rights of the claimant, or to recover damages on account of such alleged infringement, until such litigation has been dismissed or otherwise resolved by a judgment, order or agreement that is no longer subject to any rights of appeal. All expenses and damages arising out of such civil action paid by Licensee shall be credited against accrued and future Royalties.

        9.1.3 If the settlement or satisfaction of any such infringement claim requires the payment by Licensee to any third party of royalties for the manufacture, use or sale of any of the Licensed Products by reason of the invalidity of the Patent Rights owned solely by Licensor or the infringement of such Patent Rights on the rights of the claimant, then Licensee shall be entitled to deduct those royalties paid to any such third party from the Royalties due Licensor under this Agreement.

10.0 PRODUCT LIABILITY

     10.1 Licensee, for in consideration of and as a condition to granting of this License, hereby agrees to indemnify and hold harmless and release and forever discharge Licensor, and its agents, directors, officers, and employees, either in their individual

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           capacities or by reason of their relationship to Licensor and its successors, from any and all claims and demands whatsoever which any or all other persons may assert against Licensor, or any or all of the above-mentioned persons or their successors, arising out of the death or injury to any person or persons or out of any damage to property, or other consequences arising or resulting directly from the license herein and hereby granted concerning Licensee's production, manufacture, sale, use, lease, consumption, or advertisement of the Licensed Product, and occurring at any time subsequent to the grant of the license.

11.0 TERMS OF SALE

     11.1 As further consideration for the Rights granted hereunder, during the term of this Agreement, FCI shall have the right to purchase any non-licensed TI product and /or any improvements of such products, or extensions of Licensed Products (collectively, "Additional Products") from the Semiconductor Group of TI ("SCG") for any given specific volume level on terms no less favorable than to any other customer of SCG would receive including TI's Materials and Control Group ("MCG") under SCG's standard terms of sale with SCG's standard product warranty. For any Additional Products produced in the future on an "open tooling" basis, namely tooling owned by TI, FCI shall be able to purchase such products on terms no less favorable than to any other customer of SCG on the same conditions.

           If the terms of sale by SCG to any other party are more favorable than those being offered to FCI, such more favorable terms may be substituted in their entirety, at FCI's option, provided comparable consideration has been or is provided for in the new terms.

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12.0 MISCELLANEOUS PROVISIONS

     12.1 Neither Party may assign, pledge, hypothecate or in any manner transfer, convey, alienate or encumber any right or interest in this Agreement, without the written permission of the other party, which permission shall not be unreasonable withheld, and any such non-permitted, purported assignment, pledge, hypothecation, transfer, conveyance, alienation, or encumbrance shall be void.

     12.2  Notice

           Any notice, request or statement hereunder shall be deemed to be sufficiently given or rendered upon the date mailed when sent by registered airmail, postage prepaid, and if given or rendered to TI addressed to:

                  Texas Instruments Incorporated
                  Materials & Controls Group
                  34 Forest Street, MS 20-21
                  Attleboro, Massachusetts 02703
                  Attn.: Patent Counsel

           or, if given or rendered to FCI, addressed to

                  FiberChem, Inc.
                  1181 Grier Drive, Suite B
                  Las Vegas, Nevada 89119
                  Attn.: President

           or, in any case, to such changed address or person as a party hereto shall have specified to the other party hereto by written notice.


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     12.3  The laws of the State of Delaware shall govern the construction and interpretation of this Agreement in all disputes between the parties.

     12.4 The Parties hereto acknowledges that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     12.5 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     12.6 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     12.7 Nothing herein contained shall be construed to place TI and FCI in the relationship of legal representatives, partners, joint ventures, or agency and TI and FCI shall have no power to obligate or bind the other in any manner whatsoever.

     12.8 If at any time any Party hereto shall deem or be advised that any further assignments, licenses, assurances in law or other acts or instruments, including lawful oaths, are necessary or desirable to vest in it the rights provided for herein, the parties hereto agree to do all acts and execute all documents as may


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           reasonably be necessary or proper for that purpose or otherwise to carry out the intent of this Agreement.

     12.9 The Parties hereto represent and warrant that they are under no legal impediment which would prevent their signing this Agreement.

FIBERCHEM, INC.



By: _________________________________

Date: _______________________________


TEXAS INSTRUMENTS INCORPORATED


By: _________________________________

Date: _______________________________


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                             SCHEDULE A
                             ----------

Patent/
Serial No.                            Title
- ----------                            -----


    OMITTED AND FILED SEPARATELY WITH
    THE S.E.C. PURSUANT TO A REQUEST FOR
    CONFIDENTIAL TREATMENT


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                             SCHEDULE B
                             ----------

Patent/Serial
Disclosure No.                         Title
- --------------                         -----

     OMITTED AND FILED SEPARATELY WITH
     THE S.E.C. PURSUANT TO A REQUEST FOR
     CONFIDENTIAL TREATMENT


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